                            GLOBAL CUSTODY AGREEMENT
                                     BETWEEN
                                 JPMORGAN CHASE
                                       AND
                              SCHRODER SERIES TRUST

                         AMENDED AND RESTATED EXHIBIT B

                             Portfolios of the Trust

Schroder MidCap Value Fund
Schroder Small Capitalization Value Fund
Schroder Municipal Bond Fund
Schroder Short-Term Municipal Bond Fund
Schroder Fixed Income Fund

Signed by:

For and on Behalf of
JPMORGAN CHASE

By: /s/ William Bennett
    --------------------------
Name:  William Bennett
Title: JPMorgan Vice President

For and on Behalf of
SCHRODER SERIES TRUST, separately on behalf of each Portfolio above

By: /s/ Catherine A. Mazza
    --------------------------
Name:  Catherine A. Mazza
Title: President

Dated: December 9, 2003